                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement               [ ] Confidential, For Use of the
Commission Only                               (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             3DFX INTERACTIVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             3DFX INTERACTIVE, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

             -------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
        (3)  Filing Party:

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        (4)  Date Filed:

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

                                      LOGO
                             3DFX INTERACTIVE, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 28, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of 3DFX INTERACTIVE, INC., a California corporation (the "Company"), will be held on Wednesday, July 28, 1999 at 3:00 p.m. (local time) at 4435 Fortran Drive, San Jose, California 95134 for the following purposes:

     1. To elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending January 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 25, 1999 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                         For the Board of Directors,
                                          3DFX INTERACTIVE, INC.

                                          L. Gregory Ballard
                                          President and Chief Executive Officer

San Jose, California
June 29, 1999

                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             3DFX INTERACTIVE, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 28, 1999

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of 3DFX INTERACTIVE, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held Wednesday, July 28, 1999 at 3:00 p.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Company's principal executive offices at 4435 Fortran Drive, San Jose, California 95134. The Company's telephone number at that location is (408) 935-4400.

     These proxy solicitation materials and the Annual Report to Shareholders for the year ended December 31, 1998, including financial statements, were first mailed on or about June 29, 1999 to all shareholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are: (1) to elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified; (2) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 31, 2000; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants as set forth herein, and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on June 25, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one authorized class of capital stock outstanding, designated Common Stock, no par value. On June 25,1999, 24,480,726 shares of the Company's Common Stock were issued and outstanding. The closing sale price of the Company's Common Stock on the Nasdaq National Market on June 25, 1999 was $15.44 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to 3Dfx Interactive, Inc. at 4435 Fortran Drive, San Jose, CA 95134, Attention:
Secretary or hand-delivered to the Secretary of the Company at or before the taking of the vote.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder on the Record Date. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting.

     Each shareholder is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than nine candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company intends to include abstentions and broker non-votes as present or represented for the purpose of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Because the date of this year's annual meeting has been changed by more than 30 days from the date of last year's meeting, proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a shareholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, subject to applicable notice provisions in the Company's Bylaws, the shareholder must do so a reasonable time before the Company mails its proxy materials for the 2000 Annual Meeting of Shareholders. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for fiscal year 1998 filed with the Securities and Exchange Commission may be obtained without charge by sending a written request to Investor Relations, 3Dfx Interactive, Inc., 4435 Fortran Drive, San Jose, California 95134.

PRINCIPAL SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of June 25, 1999 for the following:
(i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation table below, and (iv) all directors and executive officers as a group. The number of options to purchase shares of the Company's Common Stock reflects the number of options granted to the indicated person or group of persons that are exercisable as of June 25, 1999 or that will be exercisable within 60 days of June 25, 1999. Except as otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to applicable community property laws. In addition, except as otherwise noted, the address for each owner is c/o 3Dfx Interactive, Inc., 4435 Fortran Drive, San Jose, California 95134. Applicable percentage ownership is based on 24,480,726 shares of the Company's Common Stock outstanding as of June 25, 1999 in each case together with applicable options for the shareholder.

                                                          3DFX COMMON STOCK BENEFICIALLY OWNED
                                                 -------------------------------------------------------
                                                                SHARES SUBJECT
               BENEFICIAL OWNER                  SHARES OWNED     TO OPTIONS       TOTAL      PERCENTAGE
               ----------------                  ------------   --------------   ----------   ----------
Gilder Gagnon Howe & Co. LLC...................    2,868,670             --       2,868,670        11.7%
  1775 Broadway, 26th Floor
  New York, New York 10019
L. Gregory Ballard.............................       40,000         84,650         124,650           *
Gordon A. Campbell(2)..........................      481,465         72,000         553,465         2.3%
William E. Ogle(3).............................      961,932         95,680       1,057,612         4.3%
James L. Hopkins(4)............................        2,498         59,019          61,517           *
Alex Leupp.....................................           --          3,094           3,094           *
Scott D. Sellers...............................      225,000         28,516         253,516         1.0%
Anthony Sun(5).................................      940,388         12,000         952,388         3.9%
James Whims....................................        2,189         45,334          47,523           *
Philip M. Young................................       33,406         12,000          45,406           *
Gary Tarolli(6)................................      259,645         28,516         288,161         1.2%
Jordon Watters.................................           --         19,584          19,584           *
David Zacarias.................................        1,350             --           1,350           *
All executive officers and directors as a group
  (19 person)..................................    3,016,712        615,996       3,632,708        14.5%

---------------
 *  Less than 1%.

(1) According to Schedule 13G/A filed on June 10, 1999 by Gilder Gagnon Howe & Co. LLC, 2,868,640 of the shares reported are held in customer accounts over which members and/or employees of Gilder Gagnon Howe & Co. have discretionary authority to dispose of or direct the disposition of the shares and 30 shares held in accounts owned by members of the reporting person and their families.

(2) Includes 77,084 shares held by Techfarm, L.P., and 3,854 held by Techfarm Management Inc. (dba Techfarm, Inc.), and 500,527 shares held by Gordon A. Campbell. Mr. Campbell is President of Techfarm, Inc., the general partner of Techfarm, L.P. Mr. Campbell disclaims beneficial ownership of the shares held by Techfarm, L.P. and Techfarm Management Inc.

(3) Includes 8,043 shares held by Mr. Ogle pursuant to an Individual Retirement Account and 6,463 shares held by him pursuant to STB's 401(k) Savings Plan, which has been assumed by the Company.

(4) Includes 1,036 shares held by Mr. Hopkins pursuant to STB's 401(k) Savings Plan, which has been assumed by the Company.

(5) Includes 607,194 shares held by Venrock Associates, L.P., 301,044 shares held by Venrock Associates II, L.P., 22,150 shares held by the Anthony Sun Family Trust. Mr. Sun is a general partner of each of these limited partnerships. Mr. Sun disclaims beneficial ownership of the shares held by the limited partnerships except to the extent of his proportionate partnership interest therein. In addition to Mr. Sun, the general partners of each of Venrock Associates, L.P. and Venrock Associates II, L.P. are Patrick F. Latterell, Ted H. McCourtnery, Anthony B. Evnin, Ph.D., Kimberley
    A. Rummelsburg, David R. Hathaway and Ray A. Rothrock.

(5) Includes 45,569 shares held by family trusts to which Mr. Tarolli claims voting and investment control, and 30,000 shares held by Mr. Tarolli's wife. Mr. Tarolli disclaims beneficial ownership of the shares held by his wife.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEE

     A board of nine (9) directors is to be elected at the Annual Meeting. Unless a proxy is marked as to withhold authority to so vote, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     The Company's Board of Directors recommends voting "FOR" the nine nominees listed below.

     The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of the Company.

            NAME               AGE             POSITIONS WITH THE COMPANY             DIRECTOR SINCE
            ----               ---             --------------------------             --------------
L. Gregory Ballard...........  45    President, Chief Executive Officer and Director  December 1996
Gordon A. Campbell(1)........  55    Chairman of the Board of Directors               August 1994
William E. Ogle..............  52    Vice Chairman of the Board of Directors and      May 1999
                                     Executive Vice President
James L. Hopkins.............  53    Senior Vice President of Finance and Strategic   May 1999
                                     Planning and Director
Alex Leupp(2)................  60    Director                                         October 1998
Scott D. Sellers.............  31    Executive Vice President and Chief Technical     March 1995
                                     Officer and Director
Anthony Sun(1)...............  45    Director                                         March 1995
James Whims(2)...............  44    Director                                         November 1996
Philip M. Young(1)...........  59    Director                                         March 1995

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     L. Gregory Ballard has served as President, Chief Executive Officer and a director of the Company since December 1996. Prior to joining the Company, Mr. Ballard was President at Capcom Entertainment, Inc., a video game and multimedia entertainment company, from June 1995 through November 1996. Prior to that, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of Digital Pictures, Inc., a video game company, from May 1994 to June 1995. Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corporation, a multimedia marketing division of Time Warner, Inc., from October

1992 to May 1994, and he was President and Chief Operating Officer of Personics Corporation, a predecessor to Warner Music, from January 1991 to October 1992. Mr. Ballard also worked for Boston Consulting Group and as a practicing attorney in Washington, D.C.

     Gordon A. Campbell has served as the Chairman of the Board of Directors of the Company since August 1994 when he co-founded the Company. Mr. Campbell also served as President and Chief Executive Officer of the Company from January 1995 to December 1996. Prior to joining the Company, Mr. Campbell founded Techfarm, Inc., a venture capital investment firm, and has served as President since September 1993. In 1985, Mr. Campbell founded Chips and Technologies, Inc. ("CHIPS"), a semiconductor and related device company, and served as Chairman, Chief Executive Officer and President of CHIPS until July 1993. Mr. Campbell currently serves as a director of 3Com Corporation and Bell Microproducts, Inc.

     William E. Ogle has served as Executive Vice President and Vice Chairman of the Board of Directors since May 1999. Mr. Ogle co-founded and served as Chief Executive Officer of STB Systems, Inc. since 1981 and Chairman of the Board of Directors of STB since 1985. Prior to founding STB, Mr. Ogle co-founded Sundance Sales, Inc., a manufacturer's sales representative organization selling a broad variety of electronic components, and served as President of that company from 1978 to 1983.

     James L. Hopkins has served as Senior Vice President of Finance and Strategic Planning and as a director since May 1999. From December 1994 through May 1999 Mr. Hopkins served as a director and as Chief Financial Officer and Vice President of Strategic Marketing of STB Systems, Inc. From 1987 through December 1994, Mr. Hopkins acted as general partner of H&H Management Systems, a consulting firm owned by Mr. Hopkins and his wife.

     Alex Leupp has served as a director of the Company since October 1998. Since December 1998, Mr. Leupp has been President and Chief Executive Officer of Chip Express Corporation, a semiconductor company. Prior to joining Chip Express, Mr. Leupp spent 12 years with Siemens Microelectronics, Inc., a semiconductor company, where his most recent position was President and Chief Executive Officer.

     Scott D. Sellers has served as Executive Vice President and Chief Technical officer of the Company since May 1999. He co-founded the Company in August 1994 and served as Vice President, Research and Development from January 1995 until August 1998 and as Senior Vice President, Product Development from then until May 1999. Mr. Sellers has also served as a director of the Company since March 1995. Mr. Sellers was Principal Engineer at MediaVision Technology, Inc. ("MediaVision"), a multimedia computer products company, from June 1993 to June 1994. Prior to that, Mr. Sellers was a Microprocessor Engineer at Pellucid, Inc. ("Pellucid"), a developer of chip and board products, from January 1993 to June 1993. Mr. Sellers was also a Member of the Technical Staff at Silicon Graphics, Inc. ("SGI") from October 1990 to January 1993.

     Anthony Sun has served as a director of the Company since March 1995. Mr. Sun has been a General Partner at Venrock Associates, a venture capital investment firm, since 1979. He is currently director of Cognex Corporation, Komag, Inc., Phoenix Technologies Ltd. and Worldtalk Communications Corporation. He is also a director of several private companies.

     James Whims has served as a director of the Company since November 1996. Mr. Whims has been a Partner at Techfarm since November 1996. From November 1994 until March 1996, Mr. Whims was an Executive Vice President of Sony Computer Entertainment, a video game software development company. From 1990 until October 1994, Mr. Whims was Executive Vice President of the Computer Division of The Software Toolworks, Inc., a diversified software company. From 1985 to 1990, Mr. Whims served as Vice President of Sales of Worlds of Wonder, Inc., a toy products company, which he co-founded.

     Philip M. Young has served as a director of the Company since March 1995. Mr. Young has been a general partner at U.S. Venture Partners, a venture capital firm, since April 1990. He was a managing director of Dillon, Read and Co., Inc., and general partner of Dillon Read's Concord Partners venture capital activity in Palo Alto from January 1986 to April 1990. He currently serves on the Boards of Directors of Vical, Inc., CardioThoracic Systems, Inc., The Immune Response Corporation and Zoran Corporation. Mr. Young is also a director of several private companies.

REQUIRED VOTE

     The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under California law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 14 meetings during the fiscal year ended December 31, 1998. No director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served which occurred during 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two meetings during fiscal 1998. The Audit Committee currently consists of Gordon A. Campbell, Anthony Sun and Philip M. Young.

     The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee held four meetings during fiscal 1998. The Compensation Committee currently consists of Alex Leupp and James Whims.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The members of the Compensation Committee during fiscal 1998 were George J. Still, Jr. (until October 1998), James Whims and Alex Leupp (from October 1998). None of Messrs. Still, Whims or Leupp was at any time during the Company's 1998 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company services as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers servicing as a member of the Company's Board of Directors or Compensation Committee.

     Mr. Whims provides consulting services to the Company for which the Company pays a fee of $5,000 per month. The Company made total payments to Mr. Whims in fiscal 1998 of $60,000.

COMPENSATION OF DIRECTORS

     Members of the Company's Board of Directors do not receive compensation for their services as directors. The Company's 1997 Director Option Plan provides that options shall be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant of options to purchase 12,500 shares of Common Stock to each new non-employee director of the Company who is neither affiliated with nor nominated by a shareholder that owns one percent or more of the outstanding capital stock of the Company on the later of the effective date of the Director Plan or the date he or she first becomes a director. In addition, each non-employee director will automatically be granted an additional option to purchase 5,000 shares of Common Stock at the next meeting of the Board of Directors following the annual meeting of shareholders if on such date, such director has served on the Board of Directors for at least six months; provided, however, if such director is elected as Chairman of the Board of Directors, such option grant shall be 10,000 shares. In addition to these grants, each director shall automatically be granted an option to purchase 1,000 shares at the next meeting of the Board of Directors following the annual meeting of shareholders if such director serves on either the Audit Committee or Compensation Committee of the Board of Directors. If such Director serves on both such Committees, this grant shall be 2,000 shares. 12,500 share options granted to a director vest at a rate of 1/48 of the shares subject to the option per month following the date of grant. 5,000 or 10,000 share options granted to a director vest at a rate of 1/12 of the shares subject to the option per month following the date of grant. 1,000 share options granted to a director vest at a rate of 1/12 of the shares subject to the option per month following the date of grant.

     Pursuant to such automatic grant mechanism, in fiscal 1998, non-employee directors received the following grants:

                                                                        EXERCISE
                       NAME                               SHARES         PRICE
                       ----                            -------------    --------
Gordon A. Campbell.................................    11,000 shares     $23.25
Alex Leupp.........................................    12,500 shares      12.19
Anthony Sun........................................     6,000 shares      23.25
Phillip M. Young...................................     6,000 shares      23.25
James Whims........................................     6,000 shares      23.25

     As of December 31, 1998, no shares of Common Stock had been issued upon the exercise of options granted under the Director Plan, options to purchase 75,000 shares of Common Stock were outstanding and 75,000 shares remain available for future option grants under the Director Plan.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 2000 and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the years ended December 31, 1996, 1997 and 1998, for the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers whose salary and bonus for the 1998 fiscal year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION        -----------------------------
                                         -----------------------------                    SECURITIES
                                         FISCAL                          OTHER ANNUAL     UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)   COMPENSATION    OPTIONS(#)(1)
      ---------------------------        ------   ---------   --------   -------------   -------------
L. Gregory Ballard(2)..................   1998    $251,923    $52,000                            --
  President, Chief Executive Officer      1997     210,167      6,200            --          18,750
  and Director                            1996      11,538         --            --         350,000
Scott D. Sellers.......................   1998     177,121     39,250            --         100,000(3)
  Senior Vice President, Product          1997     149,079      4,665            --          68,750
  Development and Director                1996     116,667      1,400            --          25,000
Gary Tarolli...........................   1998     177,121     44,250            --         100,000(3)
  Vice President and Chief                1997     155,000      5,000            --          68,750
  Technology Officer                      1996     130,000      1,400            --          25,000
Jordan G. Watters(4)...................   1998     145,962     76,150       4,900(5)         70,000(6)
  Vice President, Worldwide Sales         1997      79,748     56,500       3,045(5)         35,000
                                          1996          --         --
David Zacarias(7)......................   1998     190,192     26,545            --         200,000(8)
  Vice President of Administration and    1997          --         --            --              --
  Chief Financial Officer                 1996          --         --            --              --

---------------
(1) These shares are subject to exercise under stock options granted under the Company's 1995 Employee Stock Plan.

(2) Mr. Ballard joined the Company in December 1996.

(3) Includes options to purchase an aggregate of 50,000 shares of Common Stock granted to each of Mr. Sellers and Mr. Tarolli in connection with the Company's option repricing program in exchange for equivalent options that had a higher exercise price that were cancelled.

(4) Mr. Watters joined the Company in May 1997 as Director of Worldwide Sales and became Vice President, Worldwide Sales in February 1998.

(5) Consists of car allowances.

(6) Includes options to purchase an aggregate of 35,000 shares of Common Stock granted to Mr. Watters in connection with the Company's option repricing program in exchange for equivalent options that had a higher exercise price that were cancelled.

(7) Mr. Zacarias joined the Company in February 1998.

(8) These shares are subject to exercise under stock options granted under the Company's 1997 Supplementary Stock Option Plan. Includes an option to purchase 100,000 shares of the Company's Common Stock granted to Mr. Zacarias in connection with the Company's option repricing program in exchange for an equivalent option that had a higher exercise price that was cancelled.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1998. Except as otherwise noted, all such options were awarded under the Company's 1995 Employee Stock Plan.

                                                 INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                            -----------------------------------------------------------     AT ASSUMED ANNUAL RATES
                              NUMBER OF      PERCENT OF                                         OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                                   APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO                                             TERM(1)
                               OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------------
           NAME             GRANTED(2)(3)    FISCAL 1998     PER SHARE(4)       DATE          5%             10%
           ----             -------------   -------------   --------------   ----------   -----------   -------------
L. Gregory Ballard........          --           --%           $    --                     $     --      $       --
Scott D. Sellers..........      50,000            3             13.125        12/3/08       412,712       1,045,893
Gary Tarolli..............      50,000            3             13.125        12/3/08       412,712       1,045,893
Jordan G. Watters.........      35,000            2             13.125        12/3/08       288,898         732,125
David Zacarias(5).........     100,000            5             13.125        12/3/08       825,424       2,091,787

---------------
(1) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the exercise price per share are mandated by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the fair market value of the Company's Common Stock from the date of grant to the date of this Joint Proxy Statement/Prospectus, other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Options become exercisable as to 25% of the option shares on the first anniversary of the date of grant and as to 1/48 of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(3) In connection with the Company's option repricing program, such options were granted in exchanged for options having a higher exercise price. The new options have the same vesting schedule as the options for which they were exchanged, except that the options would not be exercisable for a period of one year from the date of repricing.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors of the Company. Exercise price may be paid in cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, authorization to the Company to retain from the total number of shares for which the option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of the foregoing methods of payment or. such other consideration or method of payment to the extent permitted under applicable law.

(5) These shares are subject to exercise under stock options granted under the Company's 1997 Supplementary Stock Option Plan.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding exercises of stock options by the Named Executive Officers during the year ended December 31, 1998 and the stock options held as of December 31, 1998 by the Named Executive Officers.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONTH OPTIONS AT
                           SHARES                      DECEMBER 31, 1998(#)(1)       DECEMBER 31, 1998($)(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAMES           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         -----           -----------   -----------   -----------   -------------   -----------   -------------
L. Gregory Ballard.....    140,000     $3,039,375      43,275         184,625       $507,399      $2,057,891
Scott D. Sellers.......         --             --      21,745          72,005        188,193         103,150
Gary Tarolli...........         --             --      21,745          72,005        188,193         103,150
Jordan G. Watters......         --             --      13,750          56,250         13,344           2,031
David Zacarias.........         --             --          --         100,000             --              --

---------------
(1) Options granted under the Company's 1995 Employee Stock Plan may be exercised by the holder thereof prior to vesting with the shares purchased thereby subject to repurchase by the Company until fully vested. The table presents options as exercisable according to the vesting schedule of the option.

(2) Based upon the last sale price of the Company's Common Stock on December 31, 1998, $12.63 per share, minus the exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     Pursuant to letter agreements entered into with each of L. Gregory Ballard, Karl Chicca, Scott D. Sellers and Gary Tarolli in the event there is a change of control of the Company and such executive is terminated other than for cause within one year following the effective date of such change of control, (i) in the case of Messrs. Ballard and Chicca, 25% (or, in the event that less than 25% of such executive's options remain unvested, all) of such executive's options will be accelerated and become fully vested and (ii) in the cases of Messrs. Sellers and Tarolli, 25% of the executive's stock subject to the Company's repurchase option under a restricted stock purchase agreement shall be released from such repurchase option (or all of such stock if less than 25% of the executive's stock remains subject to the Company's repurchase option). For purposes of these letter agreements a "change of control" means the (i) the sale of all or substantially all of the Company's assets, or (ii) a consolidation or merger of the Company with or in any other corporation (other than a wholly-owned subsidiary of the Company) or engagement in a transaction or series of transactions in which more than 50% of the voting power of the Company is disposed. Termination other than for cause includes constructive termination resulting from (i) the reduction of such employee's rate of compensation, (ii) the reduction of such employee's scope of engagement or (iii) the requirement that such employee provide services at a location more than 50 miles from the employee's office location as of the date of the letter agreement.

     In connection with the merger of the Company and STB Systems, Inc. in May 1999, the Company assumed the executive employment agreements that STB had entered into with certain of its executive officers who became executive officers of 3dfx in connection with the acquisition. The employment agreements assumed by the Company were those with William E. Ogle, the Company's Executive Vice President and Vice Chairman of the Board, James L. Hopkins, the Company's Senior Vice President of Finance and Strategic Planning, Randall D. Eisenbach, the Company's Senior Vice President of Texas Operations, and J. Shane Long, the Company's Senior Vice President of Worldwide Sales. These agreements were amended in connection with the execution of the merger agreement. As amended, each agreement will have a term of one year from the effective time of the merger, and will automatically renew for an additional year on each subsequent anniversary of the effective time of the merger, subject to the right of the Company or the employee to terminate the agreement with a 30-day notice prior to the date of renewal. Under the amended agreements, Messrs. Ogle, Eisenbach, Hopkins and Long will receive base annual salaries of $275,000, $230,000, $225,000, and $215,000, respectively, and each will participate in the Company's incentive bonus program offered to its senior management. The bonus program will provide for payment of an incentive bonus if targeted goals are met in an amount equal to 40% of each executive's base salary or, in the case of Mr. Long, 10% of his base salary and sales commissions. The agreement with Mr. Long also provides for the payment of sales commissions, the amount of which will be subject to annual adjustment by the Company. Each agreement provides for a severance payment if the agreement is terminated under certain circumstances, including termination during the period immediately preceding a renewal date. If that happened, Mr. Ogle would receive two times the sum of his base annual salary and annualized incentive compensation, while Messrs. Eisenbach, Hopkins and Long would receive the sum of their respective base annual salaries, annualized incentive compensation and, in the case of Mr. Long, annualized sales commissions. If an agreement is terminated under various circumstances after the merger, or within twelve months after a change in control of the Company, such agreements also provide for a parachute payment in an amount equal to two times the severance payment. Except in the event of a termination that requires payment of a parachute payment, Messrs. Ogle, Eisenbach, Hopkins and Long also agree not to participate, in any manner, during the term of their agreements and for two years (or, in the case of Mr. Long, one year) thereafter, in the development, manufacture or sale of graphics adapters for desktop personal computers or in any other business in which the Company may be engaged at the time of termination of employment.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company has adopted provisions in its Articles of Incorporation that eliminate to the fullest extent permissible under California law the liability of its directors to the Company for monetary damages. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     A securities class action lawsuit was filed October 9, 1998 in Dallas County, Texas against STB Systems. Inc., certain of its officers and directors and the underwriters who participated in STB's secondary public offering on March 20, 1998. In connection with the merger of 3dfx and STB pursuant to which STB became a wholly-owned subsidiary of 3dfx, certain of the STB officers and directors named in the lawsuit have become officers of the Company and the Company has assumed the indemnification agreements entered into between STB and its officers and directors. The petition alleges that the registration statement for STB's secondary public offering contained false and misleading statements of material facts and omitted to state material facts. The petition asserts claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, as amended, and Sections 581-33A and 581-33F of the Texas Securities Act on behalf of a purported class of persons who purchased or otherwise acquired STB Common Stock in the public offering. The petition seeks recission and/or unspecified damages. The Company has denied the allegations in the petition and intends to vigorously defend the lawsuit.

                              CERTAIN TRANSACTIONS

     Techfarm provides management services to the Company for which the Company pays a fee of $5,000 per month. Gordon Campbell, the Chairman of the Board of Directors of the Company, and James Whims, a director of the Company, are each officers of Techfarm. The Company made total payments to Techfarm for such management services during 1998 of $60,000. In addition, Mr. Whims provides consulting services to the Company for which the Company pays a fee of $5,000 per month. The Company made total payments to Mr. Whims in fiscal 1998 of $60,000.

     The Company has an agreement with Quantum3D, a supplier of advanced graphics subsystems based on the Company's technology, pursuant to which the Company will supply graphic boards and components to

Quantum3D. Gordon Campbell, Chairman of the Board of Directors of the Company, is a director, significant investor in and shareholder of Quantum3D. Sales to Quantum3D, in 1998, totaled $670,000. As of December 31, 1998, the Company had an outstanding trade receivable from Quantum3D of approximately $3,000. Additionally, in February 1999 the Company invested $3,235,000 in connection with a preferred stock financing undertaken by Quantum 3D.

     In connection with the termination of Gary Martin's employment with the Company, the Company and Mr. Martin, who was Chief Financial Officer and Vice President, Administration until January 31, 1998, entered into a Separation Agreement pursuant to which Mr. Martin (i) will remain a temporary employee through August 1, 2000 and (ii) continued to receive medical insurance through December 31, 1998. In addition, all options granted to Mr. Martin pursuant to the Company's stock plans will continue to vest through August 1, 2000. As of December 31, 1998, Mr. Martin held an unvested option to purchase 21,978 shares of Common Stock. In the event of a Change of Control, the Company will (i) waive its right to repurchase any unvested stock options granted to Mr. Martin pursuant to the Company's stock plans. For purposes of the separation agreement, a "Change of Control" occurs, subject to certain conditions and exceptions, upon
(i) the acquisition, directly or indirectly, by any person (other than existing beneficial owners) of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the merger or consolidation of the Company with another corporation in which the voting securities of the Company outstanding immediately prior to such merger or consolidation ceases to represent at least 50% of the voting power represented by the voting securities of the Company thereafter, or (iii) the liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on From 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders were complied with, except that Alex Leupp filed a Form 3 late and Gary Martin and James Whims each filed a Form 4 late.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Securities and Exchange Commission and shall not be incorporated by reference into any such filings.

INTRODUCTION

     Prior to the Company's initial public offering that was completed in June 1997, the Board of Directors was primarily responsible for establishing and administering the Company's compensation policies. In this role, and consistent with the Company's status as a privately held corporation, the Board of Directors determined the Chief Executive Officer's salary directly and reviewed and approved employment compensation matters for other management personnel.

     The Compensation Committee of the Board of Directors (the "Committee") was established in March 1997 and is composed only of outside directors. During fiscal 1998, the Compensation Committee consisted of George J. Still, Jr. (until October 1998), James Whims and Alex Leupp (since October 1998). In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and submits to the Board of Directors for approval the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the basis therefor and approves or modifies the compensation packages for such individuals.

     The Board of Directors administers the Company's 1995 Employee Stock Plan, the 1997 Supplementary Stock Option Plan, the Directors Option Plan and the 1997 Employee Stock Purchase Plan, although the Board of Directors has delegated to the Compensation Committee the authority to act as Administrator under the 1995 Employee Stock Plan and the 1997 Supplementary Stock Option plan with respect to option grants to non-executive officer employees.

GENERAL COMPENSATION PHILOSOPHY

     The primary objectives of the Company's executive compensation policies include the following:

     - To attract, motivate and retain a highly qualified executive management team;

     - To link executive compensation to the Company's financial performance as well as to defined individual management objectives established by the Committee;

     - To compensate competitively with the practices of similarly situated technology companies; and

     - To create management incentives designed to enhance shareholder value.

     The Company competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to the Company's future success. The Committee's compensation philosophy seeks to align the interests of shareholders and management by tying compensation to the Company's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and stock purchase rights granted to employees through the Company's equity incentive programs.

EXECUTIVE COMPENSATION

     The Company has a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

     Cash-based compensation. Cash-based compensation consists of salary (base pay) and incentive pay. The salaries of each of the executive officers (other than the Chief Executive Officer) for the year ended December 31, 1998 were approved by the Board of Directors, upon the recommendation of the Chief Executive Officer. In February 1998, the Board of Directors adopted the 1998 Bonus Plan upon the recommendation of the Compensation Committee and in March 1999 the Bonus Plan was adopted for 1999.

The Bonus Plan provides for bonuses based upon overall performance of the Company as well as individual performance as measured against specific "management-by-objective" ("MBO") goals determined by the Committee. The portion of the bonus attributable to MBO goals is paid in quarterly increments based on the attainment of such objectives. The portion of the bonus attributable to the Company's financial performance is paid in quarterly installments, with an additional amount based on fiscal year performance earned and payable following the announcement of year-end results.

     Equity Incentive Programs. Long-term equity incentives, including stock options and stock purchase rights granted pursuant to the Company's 1995 Employee Stock Plan and the 1997 Employee Stock Purchase Plan, directly align the economic interests of the Company's management and employees with those of its shareholders. Additionally, grants may be made to executive officers under the 1997 Supplementary Stock Option Plan in connection with the initial employment of such executive officer. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Company's Common Stock increases above the exercise price, which is set at the fair market value of the Company's Common Stock on the date the option is granted. In addition, employees must retain employed with the Company for a fixed period of time in order for the options to vest fully. In general, twenty-five percent of the shares issuable upon exercise of options granted under the Company's stock plans became vested on the first anniversary of the date of grant and vest at the rate of 1/48 of the shares for each month thereafter. The number of options granted to each executive is determined by the Board of Directors upon the recommendation of the Compensation Committee. In making its determination, the Board of Directors and the Compensation Committee consider the executive's position at the Company, his or her individual performance, the number of options held by the executive, with particular attention to the executive's unvested option position, and other factors. In late 1998, the Board of Directors offered employees, including its officers, the option to exchange existing options for new options with lower exercise prices, provided that such optionee agree to a one-year period during which such new options would not be exercisable. See "Option Repricings" below.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the CEO's compensation, the Committee considers comparative financial and compensation data of selected peer companies. During fiscal 1998,
L. Gregory Ballard, the Company's President and CEO, received a salary of $251,923 plus a bonus of $52,000 under the Bonus Plan. For the current fiscal year, the Company has increased Mr. Ballard's base annual salary to $315,000, representing an approximately 25% increase over his salary for fiscal 1998. The Committee based the increase in Mr. Ballard's salary on a variety of factors, including the Company's improved financial performance in fiscal 1998, and Mr. Ballard's contribution toward the Company's achieving important product development and corporate milestones, including the first profitable fiscal year and product expansion.

     In 1999, Mr. Ballard will receive a portion of his compensation under the Bonus Plan. At the time the Committee determines Mr. Ballard's salary, it also establishes a bonus target and corresponding performance objectives, which is targeted at $189,000. For fiscal 1998, the Committee set Mr. Ballard's target bonus at $104,000, of which Mr. Ballard received $52,000. The percentage of the target bonus that Mr. Ballard will receive is a function of both (i) the financial performance of the Company and (ii) Mr. Ballard's individual performance as measured against specific "management-by-objective" ("MBO") goals determined by the Committee. The portion of the bonus attributable to MBO goals is paid in quarterly increments based on the attainment of such objectives. The portion of the bonus attributable to the Company's financial performance is paid in quarterly installments, with an additional amount based on fiscal year performance earned and payable following the announcement of year-end results.

     The Company grants stock options to the Chief Executive Officer based primarily on the Company's evaluation of his ability to influence the Company's long-term growth and profitability. The Committee determines the size of the option grant based on its estimate of the equity incentive value of the CEO's existing unvested option position. In fiscal 1998, the Company did not grant Mr. Ballard any options to acquire shares of the Company's Common Stock.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162 of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

OPTION REPRICINGS

     In October 1998, the Board of Directors of the Company determined that the purposes of the 1995 Employee Stock Plan and the 1997 Supplementary Stock Option Plan were not being adequately achieved with respect to those employees holding options with exercise prices greater than the then-current market value of the Company's Common Stock and that it was in the best interests of the Company and the Company's shareholders that the Company retain and motivate such employees. The Board of Directors decided therefore to provide such option holders, excluding executive officers, the opportunity to exchange their options for new ones with exercise prices equal to the then-current market value of the Company's Common Stock. On October 27, 1998, upon approval of the Board of Directors, the Company offered certain employees who were holders of outstanding options under the 1995 Employee Stock Plan and 1997 Supplementary Stock Option Plan with exercise prices in excess of $10.88 per share the opportunity to exchange such options for new stock options with an exercise price of $10.88 per share, the fair market value of the Company's Common Stock at the close of business on that date. Executive officers were not entitled to participate in the October repricing. Subsequently, however, the Board of Directors determined that it was necessary, in order to retain and motivate its executive officers, to offer them the opportunity to exchange their options with exercise prices equal to the then-current market value of the Company's Common Stock. The repricing for executive officers occurred on December 3, 1998 and such options were repriced at an exercise price of $13.13. In both the October and December repricings, any option holder accepting such offer was not permitted to exercise the repriced option (including both vested and unvested shares) in the first twelve months following the date of the applicable repricing. A total of 221 employees of the Company were eligible to participate in the October repricing. Those eligible employees' existing options had an average exercise price of $18.07 per share prior to the repricing. Of such eligible employees, 195 participated in the October repricing. All eight executive officers who were eligible to participate in the December repricing did so and those officers' existing options had an average exercise price of $21.31 per share prior to the repricing. L. Gregory Ballard, the Company's Chief Executive Officer, was not eligible to participate in either repricing.

                                                                                                    LENGTH OF
                                                               MARKET                               ORIGINAL
                                                NUMBER OF     PRICE OF    EXERCISE                 OPTION TERM
                                                SECURITIES    STOCK AT    PRICE AT                  REMAINING
                                                UNDERLYING     TIME OF     TIME OF       NEW       AT DATE OF
                                                 OPTIONS      REPRICING   REPRICING    EXERCISE     REPRICING
   NAME AND PRINCIPAL POSITION       DATE      REPRICED (#)      ($)         ($)      PRICE ($)    (# OF YRS)
   ---------------------------     ---------   ------------   ---------   ---------   ----------   -----------
Karl Chicca......................  Dec. 1998      10,000        13.13       24.50       13.13          9.2
  Vice President, Operations
Michael Howse....................  Dec. 1998      25,000        13.13       26.75       13.13          9.4
  Vice President, Corporate
  Marketing and Business
  Development
Darlene R. Kindler...............  Dec. 1998      40,000        13.13       24.50       13.13          9.2
  Vice President, Third Party
Janet Leising....................  Dec. 1998      10,000        13.13       24.50       13.13          9.2
  Vice President, Engineering                     10,000        13.13       17.13       13.13          9.6
Scott D. Sellers.................  Dec. 1998      50,000        13.13       15.75       13.13          8.9
  Sr. Vice President, Product
  Development and Director
Gary Tarolli.....................  Dec. 1998      50,000        13.13       15.75       13.13          8.9
  Vice President and Chief
  Technology Officer
Jordan G. Watters................  Dec. 1998      15,000        13.13       17.06       13.13          9.2
  Vice President, Worldwide Sales                 20,000        13.13       22.13       13.13
David Zacarias...................  Dec. 1998     100,000        13.13       24.50       13.13          9.2
  Vice President, Administration
  and Chief Financial Officer

SUMMARY

     The Board of Directors and the Compensation Committee intend that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Alex Leupp
                                          James Whims

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The stock price performance graph set forth below under the caption "Performance Graph" shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed "filed with" or "soliciting material" under such Acts.

     The following graph compares the Company's cumulative total shareholder return with those of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index. The graph assumes that $100 was invested on June 25, 1997 (the effective date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Electronic Components Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
          3DFX INTERACTIVE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

                                                                               NASDAQ STOCK MARKET          NASDAQ ELECTRONIC
                                                  3DFX INTERACTIVE INC.              (U.S.)                    COMPONENTS
                                                  ---------------------        -------------------          -----------------
'6/25/97'                                                100.00                      100.00                      100.00
'9/30/97'                                                117.00                      117.00                      127.00
'12/31/97'                                               157.00                      109.00                       96.00
'12/31/98'                                                88.00                      154.00                      148.00

     No dividends have been declared or paid on the Company's Common Stock. The Company intends to return its earnings, if any, to fund its business and does not anticipate paying any cash dividends in the foreseeable future.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: June 29, 1999

                             3DFX INTERACTIVE, INC.

                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of 3DFX INTERACTIVE, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 29, 1999, and hereby appoints
L. Gregory Ballard and David Zacarias and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of 3DFX INTERACTIVE, INC., to be held on Wednesday, July 28, 1999 at 3:00 p.m., local time, at 4435 Fortran Drive, San Jose, California 95134 and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1. Election of directors:

        Nominees: L. Gregory Ballard, Gordon A. Campbell, William E. Ogle, James
                  L. Hopkins, Alex Leupp, Scott D. Sellers, Anthony Sun, James Whims, Philip M. Young

        [_] FOR all nominees listed above (except as marked to the contrary below)

        [_] WITHHOLD AUTHORITY to vote for all nominees listed above


        ------------------------------------------------------------------------
        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending January 31, 2000.

        [_] FOR                    [_] AGAINST                      [_] ABSTAIN

        In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [_]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2000.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:
       ------------------------------

-------------------------------------
               Signature

-------------------------------------
               Signature

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)